Exhibit 99.1

Aptiv Reports First Quarter 2022 Financial Results
Strong Revenue Growth Over Market Continues Despite Challenging Environment

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company focused on making mobility safer, greener and more connected, today reported first quarter 2022 U.S. GAAP earnings of $0.27 per diluted share. Excluding special items, first quarter earnings totaled $0.63 per diluted share.

First Quarter Financial Highlights Include:
•U.S. GAAP revenue of $4.2 billion, an increase of 4%
◦Revenue increased 4% adjusted for currency exchange and commodity movements; growth over market of 11% based on AWM1 of (7)%
•U.S. GAAP net income of $73 million, diluted earnings per share of $0.27
◦Excluding special items, diluted earnings per share of $0.63
•U.S. GAAP operating income margin of 6.1%
◦Adjusted Operating Income margin of 7.8%, Adjusted Operating Income of $324 million; Adjusted EBITDA of $478 million

“We had a strong start to the year, delivering better than expected growth in the first quarter, underscoring the strength of our product portfolio in an otherwise challenging environment,” said Kevin Clark, chairman and chief executive officer. “As the industry continues to mitigate significant supply chain and economic challenges, Aptiv remains well-positioned to navigate, innovate and lead through the current disruptions. The success of our high-growth product lines demonstrates a continued need for our leading portfolio of advanced technology solutions, which are facilitating the acceleration to an electrified, software-defined vehicle, creating exceptional value for our customers. Our relentless focus on execution puts Aptiv in an excellent position to strengthen our competitive position.”

First Quarter 2022 Results
For the three months ended March 31, 2022, the Company reported U.S. GAAP revenue of $4.2 billion, an increase of 4% from the prior year period. Adjusted for currency exchange and commodity movements, revenue increased by 4% in the first quarter. This reflects growth of 9% in Asia, which includes growth of 14% in China, 7% in North America and 24% in South America, our smallest region, partially offset by a decline of 5% in Europe.
The Company reported first quarter 2022 U.S. GAAP net income of $73 million and earnings of $0.27 per diluted share, compared to $279 million and $1.03 per diluted share in the prior year period. First quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $180 million, or earnings of $0.63 per diluted share, compared to $333 million, or $1.17 per diluted share, in the prior year period.

1	Represents global vehicle production weighted to the geographic regions in which the Company generates its revenue (“AWM”).

First quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $324 million, compared to $474 million in the prior year period. Adjusted Operating Income margin was 7.8%, compared to 11.8% in the prior year period, reflecting adverse impacts from global inflationary pressures, lower global vehicle production rates and the worldwide semiconductor shortage on the global automotive supply chain. Depreciation and amortization expense totaled $191 million, as compared to $193 million in the prior year period.
Interest expense for the first quarter totaled $43 million, as compared to $40 million in the prior year period.
Tax expense in the first quarter of 2022 was $21 million, resulting in an effective tax rate of approximately 12%. Tax expense in the first quarter of 2021 was $48 million, resulting in an effective tax rate of approximately 12%.
Net cash flow used by operating activities totaled $202 million in the first quarter, compared to net cash flow generated by operating activities of $252 million in the prior year period. As of March 31, 2022, the Company had cash and cash equivalents of $4.9 billion and total available liquidity of $7.4 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Net Income, Adjusted Net Income Per Share, Adjusted Operating Income, Adjusted EBITDA and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Full Year 2022 Outlook
The Company’s full year 2022 financial guidance is as follows:

(in millions, except per share amounts)	Full Year 2022
Net sales	$17,750 - $18,150
Adjusted EBITDA	$2,415 - $2,695
Adjusted EBITDA margin	13.6% - 14.8%
Adjusted operating income	$1,750 - $2,030
Adjusted operating income margin	9.9% - 11.2%
Adjusted net income per share (1)	$3.90 - $4.80
Cash flow from operations	$2,050
Capital expenditures	$850
Adjusted effective tax rate	13.0%
(1) The Company’s full year 2022 financial guidance includes approximately $1.05 per diluted share for the anticipated equity losses to be recognized by Aptiv from the performance of the Motional autonomous driving joint venture.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.800.239.9838 (U.S.) or +1.323.794.2551 (international) or through a webcast at ir.aptiv.com. The conference ID number is 4320599. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements and divestitures and other transactions. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring, other acquisition and portfolio project costs, asset impairments, gains (losses) on business divestitures and other transactions and deferred compensation related to acquisitions. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales. Adjusted EBITDA represents net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items.
Adjusted Net Income represents net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding for the period. The Adjusted Weighted Average Number of Diluted Shares Outstanding assumes the application of the if-converted method of share dilution, if not already applied for GAAP purposes of calculating the weighted average number of diluted shares outstanding. Cash Flow Before Financing represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions and net proceeds from the divestiture of discontinued operations and other significant businesses.
Effective on January 1, 2022, the Company now excludes amortization expense of intangible assets from the calculation of Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Share. Financial results reported in this release for both the current and historical period have been prepared under this new definition. Outlook information presented above is also calculated under this new definition. The forward-looking non-GAAP measures presented in this release are reconciled under this new definition to their closest GAAP financial measure on pages 16 and 17.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling a more sustainable future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance including the potential impact of the proposed acquisition of Wind River Systems, Inc. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market; uncertainties posed by the COVID-19 pandemic and the difficulty in predicting its future course and its impact on the global economy and the Company’s future operations; uncertainties created by the conflict between Ukraine and Russia, its impacts on the European and global economies and our operations in each country; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material and other components integral to the Company’s products, including the current semiconductor supply shortage; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations such as the United States-Mexico-Canada Agreement; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2022	2021
	(in millions, except per share amounts)
Net sales	$4,178	$4,023
Operating expenses:
Cost of sales	3,589	3,296
Selling, general and administrative	274	255
Amortization	37	37
Restructuring	22	6
Total operating expenses	3,922	3,594
Operating income	256	429
Interest expense	(43)	(40)
Other (expense) income, net	(39)	1
Income before income taxes and equity loss	174	390
Income tax expense	(21)	(48)
Income before equity loss	153	342
Equity loss, net of tax	(63)	(42)
Net income	90	300
Net income attributable to noncontrolling interest	1	5
Net income attributable to Aptiv	89	295
Mandatory convertible preferred share dividends	(16)	(16)
Net income attributable to ordinary shareholders	$73	$279

Diluted net income per share:
Diluted net income per share attributable to ordinary shareholders	$0.27	$1.03
Weighted average number of diluted shares outstanding	271.16	271.14

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2022	December 31, 2021
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$4,877	$3,139
Accounts receivable, net	3,054	2,784
Inventories	2,312	2,014
Other current assets	531	499
Total current assets	10,774	8,436
Long-term assets:
Property, net	3,288	3,294
Operating lease right-of-use assets	384	383
Investments in affiliates	1,949	1,797
Intangible assets, net	924	964
Goodwill	2,479	2,511
Other long-term assets	606	622
Total long-term assets	9,630	9,571
Total assets	$20,404	$18,007
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$35	$8
Accounts payable	2,910	2,953
Accrued liabilities	1,201	1,246
Total current liabilities	4,146	4,207
Long-term liabilities:
Long-term debt	6,503	4,059
Pension benefit obligations	437	440
Long-term operating lease liabilities	303	304
Other long-term liabilities	415	436
Total long-term liabilities	7,658	5,239
Total liabilities	11,804	9,446
Commitments and contingencies
Total Aptiv shareholders’ equity	8,396	8,347
Noncontrolling interest	204	214
Total shareholders’ equity	8,600	8,561
Total liabilities and shareholders’ equity	$20,404	$18,007

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2022	2021
	(in millions)
Cash flows from operating activities:
Net income	$90	$300
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	191	193
Restructuring expense, net of cash paid	7	(25)
Deferred income taxes	(1)	3
Loss from equity method investments, net of dividends received	63	42
Other, net	15	42
Changes in operating assets and liabilities:
Accounts receivable, net	(270)	14
Inventories	(298)	(228)
Accounts payable	1	101
Other, net	4	(184)
Pension contributions	(4)	(6)
Net cash (used in) provided by operating activities	(202)	252
Cash flows from investing activities:
Capital expenditures	(247)	(134)
Proceeds from sale of property	2	1
Cost of business acquisitions and other transactions, net of cash acquired	(220)	—
Proceeds from sale of technology investments	2	—
Cost of technology investments	(1)	—
Settlement of derivatives	(1)	(1)
Net cash used in investing activities	(465)	(134)
Cash flows from financing activities:
Decrease in other short and long-term debt, net	(1)	(16)
Proceeds from issuance of senior notes, net of issuance costs	2,472	—
Dividend payments of consolidated affiliates to minority shareholders	(8)	—
Distribution of mandatory convertible preferred share cash dividends	(16)	(16)
Taxes withheld and paid on employees’ restricted share awards	(36)	(45)
Net cash provided by (used in) financing activities	2,411	(77)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(6)	(12)
Increase in cash, cash equivalents and restricted cash	1,738	29
Cash, cash equivalents and restricted cash at beginning of the period	3,139	2,853
Cash, cash equivalents and restricted cash at end of the period	$4,877	$2,882

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended March 31,
	2022	2021	%
	(in millions)
Net Sales
Signal and Power Solutions	$3,106	$3,022	3%
Advanced Safety and User Experience	1,082	1,011	7%
Eliminations and Other (a)	(10)	(10)
Net Sales	$4,178	$4,023

Adjusted Operating Income
Signal and Power Solutions	$308	$406	(24)%
Advanced Safety and User Experience	16	68	(76)%
Adjusted Operating Income	$324	$474

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to ordinary shareholders for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022	2021
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	270.79	270.31
Dilutive shares related to RSUs	0.37	0.83
Weighted average ordinary shares outstanding, including dilutive shares	271.16	271.14
Net income per share attributable to ordinary shareholders:
Basic	$0.27	$1.03
Diluted	$0.27	$1.03

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Effective on January 1, 2022, the Company now excludes amortization expense of intangible assets from the calculation of Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Share. Financial results reported in this release for both the current and historical period have been prepared under this new definition and are reconciled as such in the tables below.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements and divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended March 31, 2022

Reported net sales % change	4%
Less: foreign currency exchange and commodities	—%
Adjusted revenue growth	4%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended March 31,
	2022		2021
	($ in millions)
	$	Margin	$	Margin
Net income attributable to Aptiv	$89		$295
Interest expense	43		40
Other expense (income), net	39		(1)
Income tax expense	21		48
Equity loss, net of tax	63		42
Net income attributable to noncontrolling interest	1		5
Operating income	$256	6.1%	$429	10.7%
Amortization	37		37
Restructuring	22		6
Other acquisition and portfolio project costs	9		2
Adjusted operating income	$324	7.8%	$474	11.8%

Segment Adjusted Operating Income
(in millions)
Three Months Ended March 31, 2022	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income (loss)	$257	$(1)	$256
Amortization	35	2	37
Restructuring	9	13	22
Other acquisition and portfolio project costs	7	2	9
Adjusted operating income	$308	$16	$324

Depreciation and amortization (a)	$146	$45	$191

Three Months Ended March 31, 2021	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$372	$57	$429
Amortization	35	2	37
Restructuring	(2)	8	6
Other acquisition and portfolio project costs	1	1	2
Adjusted operating income	$406	$68	$474

Depreciation and amortization (a)	$149	$44	$193

(a) Includes asset impairments.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income before depreciation and amortization (including asset impairment), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2022	2021
	(in millions)
Net income attributable to Aptiv	$89	$295
Interest expense	43	40
Income tax expense	21	48
Net income attributable to noncontrolling interest	1	5
Depreciation and amortization	191	193
EBITDA	$345	$581
Other expense (income), net	39	(1)
Equity loss, net of tax	63	42
Restructuring	22	6
Other acquisition and portfolio project costs	9	2
Adjusted EBITDA	$478	$630

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding, as reconciled below, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2022	2021
	(in millions, except per share amounts)
Net income attributable to ordinary shareholders	$73	$279
Mandatory convertible preferred share dividends	16	16
Net income attributable to Aptiv	89	295
Adjusting items:
Amortization	37	37
Restructuring	22	6
Other acquisition and portfolio project costs	9	2
Loss on change in fair value of publicly traded equity securities	32	—
Tax impact of adjusting items (a)	(9)	(7)
Adjusted net income attributable to Aptiv	$180	$333

Adjusted weighted average number of diluted shares outstanding (b)	283.53	283.51
Diluted net income per share attributable to Aptiv	$0.27	$1.03
Adjusted net income per share	$0.63	$1.17

(a)	Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.
(b)
In June 2020, the Company issued $1,150 million in aggregate liquidation preference of 5.50% Mandatory Convertible Preferred Shares (the “MCPS”) and received proceeds of $1,115 million, after deducting expenses and the underwriters’ discount of $35 million. Dividends on the MCPS are payable on a cumulative basis at an annual rate of 5.50% on the liquidation preference of $100 per share. Unless earlier converted, each share of MCPS will automatically convert on June 15, 2023 into between 1.0754 and 1.3173 shares of Aptiv’s ordinary shares, subject to further anti-dilution adjustments. For purposes of calculating Adjusted Net Income Per Share, the Company has excluded the anticipated MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental ordinary shares deemed outstanding applying the “if-converted” method of calculating share dilution are referred to as the “Weighted average MCPS Converted Shares” in the following table). The Adjusted Weighted Average Number of Diluted Shares Outstanding calculated below, assumes the conversion of all 11.5 million MCPS and issuance of the underlying ordinary shares applying the “if-converted” method on a weighted average outstanding basis for all periods subsequent to issuance of the MCPS. We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS once they are converted into ordinary shares no later than June 15, 2023.

Adjusted Weighted Average Number of Diluted Shares Outstanding:
	Three Months Ended March 31,
	2022	2021
	(in millions)
Weighted average number of diluted shares outstanding	271.16	271.14
Weighted average MCPS Converted Shares	12.37	12.37
Adjusted weighted average number of diluted shares outstanding	283.53	283.51

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended March 31,
	2022	2021
	(in millions)
Cash flows from operating activities:
Net income	$90	$300
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	191	193
Restructuring expense, net of cash paid	7	(25)
Working capital	(567)	(113)
Pension contributions	(4)	(6)
Other, net	81	(97)
Net cash (used in) provided by operating activities	(202)	252

Cash flows from investing activities:
Capital expenditures	(247)	(134)
Cost of business acquisitions and other transactions, net of cash acquired	(220)	—
Proceeds from sale of technology investments	2	—
Cost of technology investments	(1)	—
Settlement of derivatives	(1)	(1)
Other, net	2	1
Net cash used in investing activities	(465)	(134)

Adjusting items:
Adjustment for cost of business acquisitions and other transactions, net of cash acquired	220	—
Cash flow before financing	$(447)	$118

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Full Year
	2022 (1)
	($ in millions)
Adjusted Operating Income	$	Margin (2)
Net income attributable to Aptiv	$1,024
Interest expense	133
Other expense, net	4
Income tax expense	188
Equity loss, net of tax	279
Net income attributable to noncontrolling interest	10
Operating income	$1,638	9.1%
Amortization	150
Restructuring	85
Other acquisition and portfolio project costs	17
Adjusted operating income	$1,890	10.5%

Adjusted EBITDA
Net income attributable to Aptiv	$1,024
Interest expense	133
Income tax expense	188
Net income attributable to noncontrolling interest	10
Depreciation and amortization	815
EBITDA	$2,170	12.1%
Other expense, net	4
Equity loss, net of tax	279
Restructuring	85
Other acquisition and portfolio project costs	17
Adjusted EBITDA	$2,555	14.2%

(1)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(2)	Represents operating income, Adjusted Operating Income, EBITDA and Adjusted EBITDA, respectively, as a percentage of estimated net sales.

Estimated Full Year
2022 (1)
Adjusted Net Income Per Share	($ and shares in millions, except per share amounts)
Net income attributable to ordinary shareholders	$961
Mandatory convertible preferred share dividends	63
Net income attributable to Aptiv	1,024
Adjusting items:
Amortization	150
Restructuring	85
Other acquisition and portfolio project costs	17
Tax impact of adjusting items	(40)
Adjusted net income attributable to Aptiv	$1,236

Adjusted weighted average number of diluted shares outstanding	284.03
Diluted net income per share attributable to Aptiv	$3.54
Adjusted net income per share	$4.35

(1)	Prepared at the estimated mid-point of the Company’s financial guidance range.

Investor Contact:
Christopher Tillett
+1.917.994.3925
christopher.tillett@aptiv.com

Media Contact:
Sarah McKinney
+1.617.603.7946
sarah.mckinney@aptiv.com